Exhibit 10.2


                        TERMINATION AND RELEASE AGREEMENT


     AGREEMENT (the "Agreement"), dated as of November 2, 1998, by and among AMF Bowling, Inc. (the "Company"), AMF Bowling Worldwide, Inc. ("Bowling Worldwide") and Douglas Stanard (the "Executive").

     WHEREAS, the Executive has been employed as President and Chief Executive Officer of the Company; and

     WHEREAS, the Executive hereby resigns, effective as of January 1, 1999, his positions as President and Chief Executive Officer of the Company, as a member of the board of directors of the Company and as an officer and director of any affiliate of the Company for which he is serving in such positions.

     NOW, THEREFORE, BE IT RESOLVED, that the Company, Bowling Worldwide and the Executive, in consideration of the covenants herein set forth, hereby agree as follows:

1.       Termination of Employment

     The Executive hereby resigns, effective as of January 1, 1999 (the "Termination Date"), from his positions as President and Chief Executive Officer of the Company and a member of the Board of Directors of the Company and from all other positions the Executive may currently hold as an officer or member of the board of directors of any of the Company's subsidiaries or affiliates; provided, however, that, effective as of the date of this Agreement, an acting Chief Executive Officer will be appointed to assume all of the Executive's operational, managerial and other responsibilities and the Executive will no longer exercise any of such responsibilities. The Executive shall sign and deliver to the Company such other documents as may be necessary to effect or reflect such resignations.


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2.        Severance Payments, Benefits and Obligations; Cancellation of Note

(a) The Company will pay to the Executive his base salary through October 31, 1998, and the Executive will not be entitled to any additional compensation or benefits from the Company or Bowling Worldwide or any of their subsidiaries or affiliates except as provided in this Agreement.

(b) In consideration of the Executive's agreement to comply with Sections 3, 5, 7 and 9 of this Agreement, and in lieu of and in satisfaction of any severance or other payments due under any severance or other benefit plans maintained by the Company or any of its subsidiaries or affiliates (collectively, the "AMF Entities"), or any individual agreement previously entered into with the Executive by any of the AMF Entities, including without limitation the Employment Agreement, dated as of May 1, 1996, by and among the Company, Bowling Worldwide and the Executive (the "Employment Agreement"), the Company shall pay the Executive (i) with respect to severance under the Employment Agreement, a lump sum payment of $400,000 on the first business day following the Termination Date, and (ii) with respect to the Executive's compliance with Sections 3, 5, 7 and 9 of this Agreement, lump sum payments of $20,000 on November 3, 1998, and $830,000 on the first business day following the Termination Date.

(c) Until the first anniversary of the Termination Date, the Executive and his eligible dependents will continue to be eligible to receive the benefits that he and his eligible dependents were receiving immediately prior to the Termination Date under the Company's medical, dental, life and hospitalization insurance plans, practices and programs; provided, that the Executive continues to make all required "employee" contributions under such plans, practices and programs; and provided, further that in the event the Executive becomes eligible to receive any of such benefits under another employer-provided plan, the benefits provided by the Company under this subparagraph may, at the option of the Company, be made secondary to those provided under such plan. Medical benefits under this subparagraph may be provided by the Company's payment of a portion of the Executive's premiums for continued health coverage under Section 4980B of Internal Revenue Code of 1986, as amended. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits under the plans, practices and programs set forth in this Section 2(c), the Executive shall be deemed to have retired on the first anniversary of the Termination Date.


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(d)  On the first business day following the Termination Date, (i) the
     Executive's Amended and Restated Non-Recourse Secured Promissory Note, dated May 1, 1996, shall hereby be cancelled and, in full satisfaction thereof, the Executive will transfer to the Company all his right to, title to and interest in the 150,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") held as collateral under the Stock Pledge Agreement, dated May 1, 1996, by and between the Company and the Executive (the "Stock Pledge Agreement"), and any additional shares of Common Stock held by the Executive, and (ii) the Executive shall cease to be a stockholder under the Company's Stockholders Agreement, dated as of April 30, 1996, and the Company's Registration Rights Agreement, dated as of April 30, 1996.

(e) This Agreement shall supersede the Employment Agreement and the Stock Pledge Agreement. The Employment Agreement shall be deemed terminated from and after the date of this Agreement and the Stock Pledge Agreement shall be deemed terminated from and after the Termination Date, without any remaining obligation of any party under such agreements, except to the extent otherwise specifically referred to in this Agreement, including without limitation Section 5 of this Agreement.


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(f)  The Company, Bowling Worldwide and their subsidiaries will continue to honor, pursuant to their terms, the director and officer indemnification provisions maintained by such entities with respect to the Executive.

(g) The Company will reimburse the Executive for the unreimbursed reasonable business expenses incurred by the Executive prior to October 30, 1998, pursuant to the Company's reimbursement policies, following the Executive's presentation of an expense report to the Company.

(h)  The Executive agrees that the payment of the amounts set forth in this
     Section 2 is conditioned upon his satisfaction of the terms of this Agreement and, that, without limiting any other remedies available to the Company or Bowling Worldwide, neither the Company nor Bowling Worldwide shall be obligated to pay to the Executive any unpaid portion of such payments if the Executive fails to comply with any of the material terms of this Agreement; provided, that the Company or Bowling Worldwide provides the Executive with written notice of such failure to comply and, if such failure to comply is curable, the Executive has not cured such failure within 3 days of receipt of such notice. To the extent a failure to comply is not curable, the 3-day period referred to in the immediately preceding sentence shall not be applicable.

3.       Disparaging Comments

     In accordance with normal ethical and professional standards, prior to and following the date of this Agreement, the Executive will refrain from taking actions or making statements, written or oral, which disparage or defame the goodwill or reputation of the AMF Entities and their trustees, officers, security holders, partners, agents and former and current employees and directors or which are intended to, or may be reasonably expected to, adversely affect the morale of the employees of any of the AMF Entities. The Executive further agrees not to make any negative statements to third parties relating to his employment or any aspect of the business of the AMF Entities and not to make any statements to third parties about the circumstances of the termination of his employment, or the AMF Entities and their trustees, officers, security holders, partners, agents and former and current employees and directors, except as may be required by a court or governmental body. The Company and Bowling Worldwide will take reasonable steps to advise actively employed executive officers of the Company, Bowling Worldwide and their subsidiaries, and members of their boards of directors not to disparage or defame the Executive's reputation.


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4.       Confidentiality of this Agreement

     Except as required by law or regulation, none of the parties hereto will disclose the terms of this Agreement, provided that the Executive may disclose such terms to his financial and legal advisors and his spouse and the Company may disclose such terms to selected employees, advisors and affiliates on a "need to know" basis, each of whom shall be instructed by the Executive and the Company, as the case may be, to maintain the terms of this Agreement in strict confidence in accordance with the terms hereof.

5.       Restrictive Covenants

     The Executive will remain subject to, and hereby agrees to abide by, the terms of the covenants in Sections 8 and 9 of the Employment Agreement, as if set forth herein and as applicable for a voluntary termination by the Executive; provided, that the parties hereby agree that the "Restriction Period" under
Section 9 of the Employment Agreement shall continue in effect until the second anniversary of the Termination Date. The Executive hereby acknowledges the reasonableness of such covenants and this Section 5.

6.       Waiver of Other Payments and Benefits; Stock Options

(a) The compensation and benefits arrangements set forth in this Agreement are in lieu of any rights or claims that the Executive may have with respect to severance or other benefits, or any other form of remuneration from the AMF Entities, other than benefits under any tax-qualified employee pension benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (including the Company's 401(k) plan), and without limiting the generality of the foregoing, the Executive hereby expressly waives any right or claim that he may have or could assert to payment for salary, bonuses, medical, dental or hospitalization benefits, payments under supplemental retirement plans and incentive plans, life insurance benefits and attorneys' fees, except as otherwise provided in this Agreement or as mandated under applicable law.


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(b)  The Executive acknowledges that upon the date of this Agreement all of his vested and unvested stock options granted under the Employment Agreement, the Company's 1996 Stock Incentive Plan, the Company's 1998 Stock Incentive Plan or otherwise shall be immediately cancelled and forfeited.

7.       Information Requests/Cooperation

     The Executive agrees to make himself reasonably available to the Company to respond to requests by the Company for information concerning matters involving facts or events relating to the Company or any other AMF Entity that may be within the Executive's knowledge, and to assist the Company and the AMF Entities as reasonably requested with respect to pending and future litigations, arbitrations or other dispute resolutions. The Company will reimburse the Executive for his reasonable travel expenses and costs incurred as a result of his assistance under this Section 7.

8.       No Admission of Wrongdoing

     Nothing contained in this Agreement shall be construed in any way as an admission by any of the parties of any act, practice or policy of discrimination or breach of contract either in violation of applicable law or otherwise.


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9.       Waiver and Release.

(a) In consideration of the payments and benefits set forth in this Agreement, except for the payment and benefits expressly provided herein, the Executive, for himself, his heirs, administrators, representatives, executors, successors and assigns (collectively "Releasors") does hereby irrevocably and unconditionally release, acquit and forever discharge the AMF Entities and their trustees, officers, security holders, partners, agents, and former and current employees and directors, including without limitation all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular including any claim for discrimination based upon race, color, ethnicity, sex, age (including the Age Discrimination in Employment Act of 1967), national origin, religion, disability, or any other unlawful criterion or circumstance, which the Releasors had, now have, or may have in the future, against each or any of the Releasees from the beginning of the world until the date of the execution of this Agreement. The Executive acknowledges and agrees that if he or any other Releasor should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Releasees with respect to any cause, matter or thing which is the subject of this Section 9(a), this Agreement may be raised as a complete bar to any such action, claim or proceeding, and the applicable Releasee may recover from the Executive all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

(b) In consideration of the Executive's agreements and covenants set forth in this Agreement, the Company, Bowling Worldwide and their subsidiaries (the "AMF Releasors") hereby irrevocably and unconditionally release, acquit and forever discharge the Executive from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law, which the AMF Releasors now have, or may have in the future, against the Executive with respect to the Executive from the beginning of the world until the date of the execution of this Agreement, other than any claim based upon fraudulent or illegal activity that was not discovered by the AMF Releasors until subsequent to the date of execution of this Agreement, or any claim that may be brought derivatively. The AMF Releasors acknowledge and agree that if they should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Executive with respect to any cause, matter or thing which is the subject of this Section 9(b), this Agreement may be raised as a complete bar to any such action, claim or proceeding, and the Executive may recover from the AMF Releasors all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.


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(c)  The Executive affirms that prior to the execution of this Agreement and the waiver and release in Section 9(a), the Executive was advised by the Company and Bowling Worldwide to consult with an attorney of the Executive's choice concerning the terms and conditions set forth herein, and that the Executive was given up to 21 days to consider executing this Agreement, including the waiver and release in Section 9(a). The Executive has 7 days following his execution of this Agreement to revoke and cancel the terms and conditions contained herein, including the waiver and release in Section 9(a).

10.      Public Statement

     The parties agree that the Executive's termination of employment will be announced by the statement attached hereto as Exhibit A, and no subsequent comments shall be made to the media or through other public statements by any party hereto regarding the Executive's termination of employment that are inconsistent with such statement, except as may be required by applicable law or regulation.


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11.      No Reliance

     The Executive represents and acknowledges that, in executing this Agreement, he has not relied upon any representation or statement made by the Company or Bowling Worldwide not set forth herein.

12.      Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof, to the extent not superseded by applicable federal law. THE PARTIES HERETO HEREBY AGREE THAT ANY DISPUTE CONCERNING FORMATION, MEANING, APPLICABILITY OR INTERPRETATION OF THIS AGREEMENT SHALL BE SUBMITTED TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (INCLUDING FEDERAL COURTS IN THE STATE OF NEW YORK), AND NO OTHER STATE SHALL HAVE JURISDICTION OVER SUCH MATTERS, AND FURTHER AGREE TO WAIVE ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY SUCH MATTERS.

13.      Warranty

     The parties hereto represent and warrant that there exists no impediment or restraint, contractual or otherwise on their power, right or ability to enter into this Agreement and to perform their duties and obligations hereunder or as contemplated hereby.

14.      Taxes

     All payments made to the Executive under this Agreement will be reduced by, or the Executive will otherwise pay, all withholding, employment and Medicare taxes applicable to the Executive. The Executive agrees to pay all taxes applicable to the Executive with respect to the payments received by the Executive under this Agreement and the transactions set forth in this Agreement. The Company agrees that with respect to the transaction set forth in Section 2(d) of the Agreement it will not report any income with respect to the Executive.


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15.      No Coercion

     The parties hereto represent and acknowledge that they have decided to enter into this Agreement voluntarily, knowingly and without coercion of any kind.

16.      Enforceability

     The parties hereto affirmatively acknowledge that this Agreement, and each of its provisions, is enforceable, and expressly agree not to challenge nor raise any defense against the enforceability of this Agreement or any of its provisions in the future (including, for purposes of this Section 16, Sections 8 and 9 of the Employment Agreement). The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

17.      Fees

     The Company will reimburse the Executive for reasonable legal and accounting fees incurred by the Executive in connection with the Executive's negotiation of this Agreement, following presentation by the Executive of properly documented invoices for such fees.

18.      Notices

     All notices, requests, demands and other communication which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; that day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express) and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:


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                  If to the Executive, addressed to:
                  Douglas Stanard
                  2206 Monument Avenue
                  Richmond, VA  23220

                  If to the Company or Bowling Worldwide, addressed to:
                  AMF Bowling, Inc.
                  8100 AMF Drive
                  Richmond, VA  23111
                  Attention:  Daniel M. McCormack

                  or to such other place and with such other copies as any party may designate as to itself or himself by written notice to the others.

19.      Amendments; Waivers

     This Agreement may not be amended, modified or terminated, except by a written instrument signed by the parties hereto. Any provision of this Agreement may be waived by a written instrument signed by the party to be charged with such waiver.

20.      Successors

     This Agreement shall be binding on the Executive, the Company and Bowling Worldwide, and their respective heirs, successors and assigns, including without limitation any corporation or other entity into which the Company or Bowling Worldwide may be merged, reorganized or liquidated, or by which either of such entities may be acquired. The obligations of the Company or Bowling Worldwide may be assigned without limitation; but, as the obligations to be performed by the Executive hereunder are unique based upon his skills and qualifications, the Executive's obligations under this Agreement may not be assigned.

21.      Entire Agreement

     Except as specified herein, this Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreement, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.


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22.      Counterparts

     This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date and year first written above.

                                                     AMF BOWLING, INC.


                                                     /s/ Stephen E. Hare
                                                     ---------------------------
                                                     By: Stephen E. Hare



                                                     AMF BOWLING WORLDWIDE, INC.


                                                     /s/ Stephen E. Hare
                                                     ---------------------------
                                                     By:  Stephen E. Hare



                                                     /s/ Douglas Stanard
                                                     ---------------------------
                                                     Douglas Stanard